Schedule I

General Partners/Members

Ansbert Gadicke

c/o MPM BioImpact LLC

399 Boylston Street

Boston, MA 02116

Principal Occupation: Managing director of MPM BioVentures 2014 LLC and MPM BioVentures 2018 LLC.

Citizenship: USA

Luke Evnin

c/o MPM BioImpact LLC

399 Boylston Street

Boston, MA 02116

Principal Occupation: Managing director of MPM BioVentures 2014 LLC and MPM BioVentures 2018 LLC.

Citizenship: USA

Todd Foley

c/o MPM BioImpact LLC

399 Boylston Street

Boston, MA 02116

Principal Occupation: Managing director of MPM BioVentures 2014 LLC and MPM BioVentures 2018 LLC.

Citizenship: USA